                                                                      Exhibit 25
                                                                      ----------

                               POWER OF ATTORNEY


   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James R. Maronick, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K for the fiscal year ended December 31, 1997, of Crown Resources Corporation and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



NAME                                                  DATE


__________________________________                    __________________________
Mark E. Jones, III


__________________________________                    __________________________
Christopher E. Herald


__________________________________                    __________________________
J. Michael Kenyon


__________________________________                    __________________________
Rodney D. Knutson


__________________________________                    __________________________
Linder G. Mundy


__________________________________                    __________________________
Steven A. Webster


__________________________________                    __________________________
David R. Williamson